UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2015

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 4, 2016, Emergent Capital, Inc. (the “Company”) issued a press release announcing the events described in Item 8.01 under this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith. The information under Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01	Other Events.
As previously disclosed, on April 30, 2012, the Company entered into a Non-Prosecution Agreement (the “NPA”) with the United States Attorney’s Office for the District of New Hampshire (the “USAO”) in connection with an investigation related to the Company’s now legacy premium finance business (the “USAO Investigation”). While the Non-Prosecution Agreement effectively resolved the USAO Investigation as it pertained to the Company, the Company has had continuing cooperation obligations to the USAO. Since entering the NPA, the USAO has also been continuing to investigate certain individuals and entities formerly associated with the Company’s legacy premium finance business. Settlements of certain civil litigation with the Company’s director and officer liability insurance carriers related to the USAO Investigation and other contractual obligations have required the Company to advance legal fees to these individuals and entities. As of September 30, 2015, the Company had incurred approximately $47 million in legal and related fees in respect of the USAO Investigation and related matters and expected to incur indemnification and additional advancement expenses that could have a material adverse effect on the Company’s financial position and results of operations.
On December 31, 2015, the USAO filed civil forfeiture complaints with respect to compensation received by three former employees of the Company in the United States District Court for the District of New Hampshire. In each case, the former employees resolved the civil forfeiture actions without admitting any of the allegations in the complaints. In connection with the foregoing, the Company made a $6.5 million payment pursuant to the Company’s indemnification obligations. The Company does not expect to indemnify any further amounts in connection with the USAO Investigation that are incurred following the date of this Current Report on Form 8-K.
The Company is in receipt of a letter from the USAO informing the Company that the USAO Investigation has formally concluded, that the Company has fully complied with all of its obligations under the NPA and that the Company is released from any further obligations under the NPA. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued January 4, 2016.
99.2	Letter from the United States Attorney’s Office for the District of New Hampshire, dated December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
January 4, 2016

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary